Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(4,984,010)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(11,390,100)
Dividend Income	146,701
Interest Income	126,264
ETF Transaction Fees	1,750
Total Income (Loss)	$(16,099,395)

Expenses
General Partner Management Fees	$51,355
Professional Fees	2,250
Brokerage Commissions	6,063
Directors' Fees and insurance	1,115
Total Expenses	$60,783
Net Income (Loss)	$(16,160,178)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/25	$98,061,041
Additions (50,000 Shares)	1,550,818
Withdrawals ((300,000) Shares)	(8,482,289)
Net Income (Loss)	(16,160,178)

Net Asset Value End of Month	$74,969,392
Net Asset Value Per Share (2,900,000 Shares)	$25.85

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596